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                                                                    Exhibit 3.32

                              ARTICLES OF MERGER
                         OF LOCKWOOD SIGN GROUP, INC.
                       INTO LOCKWOOD ACQUISITIONS CORP.

     Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act, these Articles of Merger provide as follows:

                                   ARTICLE I
                        Names and Surviving Corporation
                        -------------------------------

     The names and states of incorporation of the corporations which are parties to the merger are:

          Name                                State of Incorporation
          ----                                ----------------------

     Lockwood Sign Group, Inc.                        Georgia

     Lockwood Acquisitions Corp.                      Florida

     Display Technologies, Inc.                       Nevada

     Lockwood Acquisitions Corp. shall be the surviving corporation (the "Surviving Corporation").

                                  ARTICLE II
                                Plan of Merger
                                --------------

     The Plan of Merger is attached hereto as Exhibit A.
                                              ---------

                                  ARTICLE III
                        Approval of the Plan of Merger
                        ------------------------------

     The Plan of Merger was adopted and approved, in accordance with Georgia law, by Lockwood Sign Group, Inc. ("Lockwood") as of July1, 1999, by unanimous written consent of all of the directors, pursuant to which the board of directors of Lockwood submitted it for vote by the shareholders with a recommendation that it be approved. On the same date, one hundred percent (100%) of all of the votes entitled to be cast of each class of shares entitled to vote, approved the Plan of Merger by written consent.

     The Plan of Merger was adopted by Lockwood Acquisitions Corp. as of July 1, 1999, in accordance with Florida law, by written consent of all of the directors of Displays Acquisitions Corp., pursuant to which the board of directors of Lockwood Acquisitions Corp. submitted it to the sole shareholder for its approval. On the same date, the sole shareholder of Lockwood Acquisitions Corp. approved the Plan of Merger by written consent.
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     The Plan of Merger was adopted by Display Technologies, Inc. as of July 1,
1999, in accordance with Nevada law, by written consent of all of the directors of Display Technologies, Inc. Approval by the shareholders of Display Technologies, Inc. is not required for this transaction.

                                  ARTICLE IV
                           Effective Date of Merger
                           ------------------------

     The merger shall be effective on the date of filing of these Articles of Merger by the Secretary of State of Florida.

                                   ARTICLE V
                             Amendment to Articles
                             ---------------------

     Simultaneously with filing of these Articles of Merger and without any further action by the Surviving Corporation, the name of the surviving corporation shall hereinafter be Lockwood Sign Group, Inc.

     Dated as of the 30/th/ day of July, 1999.

                                    LOCKWOOD SIGN GROUP, INC.

                                    By:_________________________________________
                                         Larry L. Johnson,
                                         President/Chief Executive Officer

                                    LOCKWOOD ACQUISITIONS CORP.

                                    By:_________________________________________
                                         J. William Brandner, President


                                    DISPLAY TECHNOLOGIES, INC.

                                    By:_________________________________________
                                         J. William Brandner,
                                         President/Chief Executive Officer

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